UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 14, 2018

C&J Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.
Houston, Texas 77042
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 325-6000
N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend our Form 8-K (the “Original 8-K”), filed by C&J Energy Services, Inc. (“C&J” or the “Company”) with the U.S. Securities and Exchange Commission on August 16, 2018 to include the information required by Item 5.02(c)(3), which information was not available at the time of filing the Original 8-K.

Item 1.01    Entry into a Material Definitive Agreement
The information set forth under Item 5.02 of this Current Report relating to the appointment of Mr. Jan Kees van Gaalen and entry into an employment agreement is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On August 4, 2018, the Board of Directors (the “Board”) of the Company appointed Jan Kees van Gaalen to become Chief Financial Officer of the Company, effective on or around September 17, 2018, following completion of a transition period with his current employer. Mr. van Gaalen commenced employment with the Company on September 17, 2018 (the “Commencement Date”).
In connection with his appointment, the Board approved entry into an employment agreement (the “Agreement”) with Mr. van Gaalen, effective as of the Commencement Date. The Agreement provides for an initial three-year term, with the Agreement automatically renewing for successive one-year periods unless either party provides written notice of non-renewal at least 90 days prior to the end of the then-current term.
The Agreement provides that Mr. van Gaalen will receive an annualized base salary of $500,000 during the term of his employment, which amount is subject to annual review and may be adjusted. Mr. van Gaalen will also be eligible to receive, among other compensation and benefits, (i) for each full fiscal year beginning after the Commencement Date (however, pro-rated for 2018), an annual short-term incentive cash bonus under the Company’s short-term incentive plan with a target value of 75% of his base salary as of the last day of the applicable bonus year (unless otherwise established by the Compensation Committee), subject to the achievement of certain targets set forth by the Compensation Committee (the “Compensation Committee”) of the Board; (ii) beginning in 2018 and for each subsequent full calendar year, an annual long-term incentive equity award under the Company’s long-term incentive plan, of a nature and type, in such amounts and structure, and subject to the terms, conditions and other requirements as determined by the Compensation Committee, with a target value of 225% of his base salary at the time the grant is approved (unless otherwise established by the Compensation Committee); and (iii) employee benefits and perquisites, as determined by the Company and ordinarily provided to the Company’s similarly situated employees from time to time commensurate with Mr. van Gaalen’s position, title and duties, including medical, disability and life insurance, retirement plans, and provision for an automobile allowance and related fuel coverage. Additionally, as a one-time special “sign-on” award as an inducement and consideration for his employment, Mr. van Gaalen will receive an equity award under the Company’s long-term incentive plan with a grant date value of $425,000, of a nature and type and subject to the terms, conditions and other requirements as determined by the Compensation Committee at the time of grant; this equity award will be granted to Mr. van Gaalen at the same time as the 2018 annual long-term incentive equity award, which is currently expected to occur in December 2018.
Pursuant to the Agreement, in the event of a termination of his employment, Mr. van Gaalen will be eligible to receive the following:

•
If Mr. van Gaalen’s employment is terminated without Cause (and not in connection with his death or Permanent Disability) (each term as defined in the Agreement) or if he resigns for Good Reason (as defined in the Agreement) outside of the period beginning 30 days prior to the effective date of a Change of Control (as defined in the Agreement) and ending on the two year anniversary of the effective date of such change of control (the “Protected Period”), then Mr. van Gaalen will be eligible to receive the sum of: (i) his base salary earned through the date of termination and any unreimbursed business expenses properly incurred and reported by him (the “Accrued Obligations”); (ii) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (iii) subject to execution of a release and compliance with certain restrictive covenants and continuing obligations specified in the Agreement, (a) payment of the annual cash bonus for the calendar year in which the termination occurs, calculated, without pro-ration, based on his effective base salary on the date of termination, times the greater of (1) 75% or (2) the Effective STI Bonus Target (as defined in the Agreement) established for the year in which the termination occurs; (b) full vesting of outstanding equity awards, with unexercised stock options remaining exercisable for their full term, and provided, however, that with respect to any outstanding equity award that is subject to performance-based vesting conditions, (1) to the extent that the date of terminations occurs within the first half of the applicable performance period for such equity awards, then the equity award shall become fully vested and shall be calculated, settled and delivered at the target level, and (2) to the extent that the date of termination occurs within the latter half of the applicable performance period for such equity awards, then the equity award shall become fully vested and will be calculated, settled and delivered (if at all) subject to and based on the actual performance and achievement of the applicable performance metrics calculated as of the date of termination; (c) a lump sum payment of an amount equal to two times the sum of (1) his effective base salary on the date of termination and (2) the target annual cash bonus for the year in which the termination occurs, with amount for clause (2) calculated based on his effective base salary on the date of termination times the greater of (x) 75% or (y) the Effective STI Bonus Target established for the year in which the termination occurs; (d) a lump sum payment equal to the total cost of premiums to continue health coverage for him and his dependents for 18 months under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); and (e) a lump sum payment equal to the value of vacation days for the year in which the termination occurs or a pro-rated portion thereof, as determined pursuant to the terms of the Agreement (the “Applicable Vacation Payment”).

•
If Mr. van Gaalen’s employment is terminated other than for Cause or Mr. van Gaalen resigns for Good Reason, during a Protected Period, then Mr. van Gaalen will be eligible to receive: (i) the Accrued Obligations; (ii) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (iii) subject to execution of a release and compliance with certain restrictive covenants and continuing obligations specified in the Agreement, (a) payment of the annual cash bonus for the calendar year in which the termination occurs, calculated, without pro-ration, based on his effective base salary on the date of termination times the greater of (x) 75% or (y) the Effective STI Bonus Target established for the year in which the termination occurs; (b) full vesting of outstanding equity awards, with unexercised stock options remaining exercisable for their full term and performance-based awards vesting at the target level and; (c) a lump sum payment of an amount equal to three times the sum of (1) his effective base salary on the date of termination and (2) the target annual cash bonus, with the amount for clause (2) calculated based on his effective base salary on the date of termination, times the greater of (x) 75% or (y) the Effective STI Bonus Target established for the year in which the termination occurs; (d) a lump sum payment equal to the total cost of premiums to continue health coverage for him and his dependents for 36 months under COBRA and (e) the Applicable Vacation Payment.

•
If Mr. van Gaalen’s employment is terminated by reason of death or Permanent Disability, then Mr. van Gaalen will be eligible to receive: (i) the Accrued Obligations; (ii) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (iii) subject to execution of a release, (a) payment of the annual cash bonus for the calendar year in which the termination occurs, calculated, without pro-ration, based on his effective base salary on the date of termination times the greater of (x) 75% or (y) the Effective STI Bonus Target established for the year in which the termination occurs; (b) full vesting of outstanding long-term equity compensation awards, with performance-based awards vesting at target performance and unexercised stock options remaining exercisable for their full term; and (c) the Applicable Vacation Payment.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.
There is no arrangement or understanding with any person pursuant to which Mr. van Gaalen is being appointed Chief Financial Officer. There are no family relationships between Mr. van Gaalen and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated effective September 17, 2018 by and between C&J Spec-Rent Services, Inc. and Jan Kees van Gaalen

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2018	C&J ENERGY SERVICES, INC.

By:/s/Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and
Compliance Officer and Corporate Secretary